                                                                      EXHIBIT 99

NEWS RELEASE                                [LOGO OF BELL ATLANTIC APPEARS HERE]



FOR IMMEDIATE RELEASE:                          Contacts:
October 20, 1999                                Dave Frail
                                                212-395-7726
                                                David.Frail@BellAtlantic.com

                                                Jim Crosson
                                                212-395-2285
                                                James.E.Crosson@BellAtlantic.com


                    Bell Atlantic Grows Adjusted EPS 10.1%
                               In Third Quarter

                   Passes Milestones for Long Distance Entry,
                      Creates National Wireless Footprint
                         and Expands Data Capabilities

   NEW YORK - Bell Atlantic (NYSE: BEL) announced today that third quarter 1999 adjusted earnings per share (EPS) of 76 cents rose 10.1 percent over 69 cents in the third quarter of 1998, with adjusted net income for the quarter increasing 10 percent to $1.2 billion. During the quarter the company also successfully executed several key strategic actions.

   "This was a watershed quarter for Bell Atlantic," said Bell Atlantic Chairman and CEO Ivan Seidenberg.

   "Not only did we meet our financial and operational targets for the quarter, but we also made major strides in transforming our company into one of the world's leading communications enterprises.

     "We filed with federal regulators for permission to offer long distance service in New York, and just yesterday received the endorsement of the chairman of the New York Public Service Commission. We also reached agreement with Vodafone AirTouch to

                                   --more--
combine our U.S. wireless properties, accelerated our broadband deployment plans, and, with our investment in Metromedia Fiber Network, strengthened our ability to meet our existing large business customers' demand for broadband services throughout the U.S. and in several international locations as well.

   "All of these moves will enhance the strengths of the national-scale, full-service powerhouse we are creating through our merger with GTE. We continued to make progress on the merger during the quarter, and we continue to aim to complete it in the first quarter of next year. The combined Bell Atlantic-GTE will have the assets and capabilities to deliver more bandwidth - wireline or wireless - and a broader range of services to more customers than anyone in the communications industry."

   Adjusted EPS for the first nine months of 1999 increased 10.3 percent, to $2.24 from $2.03 in the first nine months of 1998. Adjusted nine-month net income available to common shareholders rose 10.5 percent to $3.5 billion from $3.2 billion in the first nine months of 1998.

   Consolidated third-quarter revenues grew to $8.3 billion, 5.0 percent higher than in the year-ago quarter, which continued the trend of improving revenue
growth since the beginning of the year.   Proportionate revenues, which include
the company's share of revenues from its unconsolidated wireless investments, rose 6.3 percent for the quarter. Nine-month consolidated and proportionate revenues rose 4.6 and 6.2 percent respectively.

   The company also continued to lead the industry in expense control, as its adjusted consolidated expenses rose 4.3 percent for the quarter. These results were achieved despite incurring some $40 million in expenses for service restoration efforts following Hurricane Floyd, one of the worst natural disasters ever to strike Bell Atlantic markets.

   Quarterly EPS figures have been adjusted by two cents per share in third quarter 1999 for costs related to Bell Atlantic-NYNEX merger integration, and by 70 cents per share in third quarter 1998 for charges primarily related to completion of a retirement incentive program, write-downs of certain international investments, and merger integration. Reported EPS for third quarter 1999 was 74 cents per share compared to a loss of one cent per share in third quarter 1998. Reported net income available to common shareowners for the quarter was $1.2 billion compared to a reported net loss of $8 million in third quarter 1998.

   Nine-month EPS figures have been adjusted for special items totaling four cents per share in 1999 and 82 cents per share in 1998, with reported nine-month 1999 EPS of $2.20 increasing 81.8 percent compared to $1.21 in the first nine months of 1998. Reported net income available to common shareowners for the nine-month period was $3.5 billion in 1999 compared to $1.9 billion in 1998.

   Highlights of the Domestic Telecom and Global Wireless segments, with related adjusted and proportionate information, are discussed below.

                          Domestic Telecom Highlights

     With strong growth in data services continuing to complement sustained volumes for basic services, Domestic Telecom revenues increased 2.9 percent over third quarter 1998, to $6.6 billion.

   "Bell Atlantic took the necessary steps in the quarter to meet the rising demand for bandwidth from customers in all of our markets," Seidenberg said. "Besides doubling our targets for the most aggressive deployment of DSL technology in the country, we expanded our product set to include high-speed data services such as managed private networks, and we extended our reach through our agreement with Metromedia Fiber Network."

     Approximately 80 percent of Telecom revenue growth came from sales of data services, with digital data revenues for the quarter, including those from high-bandwidth, packet-switched and special access services and Bell Atlantic's network integration business, increasing 24.8 percent over third quarter 1998 to $749 million.

     In the enterprise and general business markets:

 . The number of data circuits, or "DSO equivalents" in service (digital, high-bandwidth and packet-switched services as measured in 64-kilobit voice-grade equivalents) increased 42.2 percent over third quarter 1998.

 .  Bell Atlantic reached a strategic agreement with Metromedia Fiber Network
   (MFN) to invest approximately $1.7 billion in the company and acquire $550 million of capacity on its fiber optic infrastructure. The agreement will accelerate MFN's infrastructure build-out and speed the deployment of Bell Atlantic's data services. MFN is a provider of dedicated fiber optic networks in major U.S. and certain international metropolitan markets, and the transaction gives Bell Atlantic access to more than 7,000 planned route miles in metropolitan markets in the U.S. and Europe.

 . Bell Atlantic's Data Solutions Group (DSG) increased revenues 25.3 percent over the prior-year period and continued to expand its portfolio of services. To enhance its ability to design, install and maintain complex data networks, DSG agreed to acquire a leading network integrator, Metro/Metropolitan Technologies. DSG also expanded the reach of its local Frame Relay services through an agreement with Intermedia Communications, and won a unique contract to provide a complete set of Internet solutions to Information-Highway.com, an Internet service provider (ISP) based in British Columbia, Canada.

 .  Bell Atlantic ended the quarter with 577,000 basic rate Integrated Services
   Digital Network (ISDN) lines in service, up 14.9 percent from third quarter 1998, and the number of primary rate ISDN channels in service increased 50.6 percent to nearly 1.1 million.

   In the consumer market:

 . In July, Bell Atlantic accelerated deployment of its Infospeed(sm) DSL service in major metropolitan areas in the Eastern United States, with a target of making 17 million customer lines DSL-capable by the end of this year. The company has equipped nearly half of the central offices necessary to meet that goal. The company and 3Com also reached a landmark retail agreement to offer consumers one-stop shopping for DSL service - "Broadband In a Box" --in CompUSA, Staples and other retail outlets.

 . By the end of the quarter, Bell Atlantic had increased the number of its agreements with Internet Service Providers (ISPs) to package Bell Atlantic's Infospeed DSL service with their Internet access services to 65.

 . The number of additional lines, many of which are used for Internet access and home fax machines, grew approximately 15 percent over third quarter 1998.

     Growth in volumes for basic services continued at a steady pace, and reflected continued acceleration in demand for data connections. The number of access lines in service increased 3.4 percent to 42.7 million, and the number of voice-grade equivalents

(access lines plus data circuits) rose 13.6 percent in the quarter to 62.8 million. Business VGEs grew 23 percent to 36.1 million. Access minutes of use rose 4.2 percent.

     Bell Atlantic also continued to see solid growth in demand from consumers for value-added services. New combinations and price plans helped increase sales of packages of value-added services by nearly 76 percent over third quarter of 1998, with the number of packages in service increasing to more than
1.7 million. Caller ID revenues for the quarter increased 31 percent compared to third quarter 1998, as the number of subscribers increased to 7.4 million, with penetration approaching 28 percent. Home Voice Mail revenues rose 9.6 percent.

     In the network services market, special access revenues for the period rose
24.8 percent to $493.1 million. By the end of the third quarter, Bell Atlantic was providing approximately 1.1 million access lines on a wholesale basis to other local exchange service providers.

     Adjusted quarterly operating expenses for Domestic Telecom of $5.0 billion increased only 2.4 percent over third quarter 1998 despite the impact of Hurricane Floyd, payments to competitive local exchange carriers (CLECs) and continued investment in long distance and data capabilities. Cash expenses increased only 1.2 percent.

                           Global Wireless Highlights

     Global Wireless Group continued its industry-leading performance in the face of worldwide competition.

     "The businesses that make up our Global Wireless Group are among the strongest in the U.S. and the world," Seidenberg said. "Not only did they move well past the 10 million mark for subscribers during the quarter, their disciplined approach to cost management enabled them to increase their contribution to Bell Atlantic's earnings growth. In fact, at a time when wireless companies are seeing margins erode, Bell Atlantic Mobile increased its margins quarter-to-quarter. We will be well positioned to benefit fully from the full national scale and scope we will gain from our combination with Vodafone AirTouch and our merger with GTE."

     The number of proportionate subscribers in the quarter rose to 10.6 million, up 33.9 percent over third quarter 1998. Proportionate net customer additions in the quarter totaled 608,000, approximately 59,000 more than in third quarter 1998.

     The Group's total proportionate revenues increased 26.3 percent to $1.5 billion. Proportionate operating income reached $337 million, an increase of
39.8 percent over third quarter 1998, with proportionate operating cash flow increasing 31.1 percent to $552 million.

     Bell Atlantic Mobile (BAM) added 267,000 net new subscribers in the quarter, nearly 30 percent more than in third quarter 1998. BAM ended the quarter with 6.9 million customers, up 16.2 percent from third quarter 1998.

     Domestic highlights:

 . Bell Atlantic and Vodafone AirTouch plc announced during the quarter a definitive agreement to combine their U.S wireless assets into a new wireless business with a national footprint, a single brand and a common digital technology. Including GTE's wireless assets, the new business will serve approximately 20 million wireless and 3.5 million paging customers throughout the U.S. Its wireless footprint will cover more than 90 percent of the U.S. population and 49 of the top 50 U.S. wireless markets.

 .  BAM total revenue reached nearly $1.1 billion in the quarter, an increase of
   18.4 percent over third quarter 1998.  Total revenue per subscriber increased
   2.3 percent, to $53. BAM's cost controls contributed to operating cash flow margins of 47 percent, among the best in the industry.

 . Nearly one-third of BAM's customers now subscribe to digital services, and they account for two-thirds of busy-hour usage on the company's network. Some 70 percent of digital subscribers added during the quarter were new BAM customers.

 .  The J.D. Power and Associates 1999 U.S. Wireless Customer Satisfaction
   Study(sm) ranked BAM highest in overall customer satisfaction in the Boston market for the fourth year in a row and in the New York market for the second year in a row. The study cited BAM's superior call quality and customer service as the main reasons for its high ratings.

 .  During the quarter, PrimeCo Personal Communications grew its customer base to
   1.3 million, 78 percent above third quarter 1998 levels, and launched service in Ocala, Florida and Corpus Christi and Rio Grande Valley, Texas. PrimeCo also enhanced its rate plans by lowering PrimeTravel(sm) roaming rates and bundling long-distance services.

 .  Total PrimeCo revenues for the quarter grew 60 percent over third quarter
   1998, to $209 million, with average monthly revenue per subscriber of $50. PrimeCo also reported its first positive quarterly operating cash flow, increasing it $60 million over third quarter 1998.

     Bell Atlantic's international wireless portfolio ended the quarter with 3.1 million proportionate subscribers, up 89.1 percent over third quarter 1998. Proportionate net subscriber additions at the international investments totaled 318,000 for the quarter, 9.3 percent higher than in the prior-year period.

     International proportionate revenues for the quarter rose 47.0 percent to $369 million. Proportionate operating income from international wireless investments increased 98.0 percent over third quarter 1998 to $97 million, with proportionate operating cash flow growing 87.1 percent to $131 million.

   International highlights:

 . Omnitel Pronto Italia will release results tomorrow. Based on recent performance, the company is expected to reach nine million customers early in the fourth quarter. During the third quarter, the company launched Omnitel 2000, the world's first wireless Web portal that gives any wireless, wired, or Web user the option of using the portal's voice recognition platform to navigate the Internet.

 . Grupo Iusacell in Mexico passed the one-million-subscriber milestone, as its customer base grew 80 percent over the prior-year period. EBITDA climbed 50 percent over third quarter 1998, with EBITDA margins increasing from 30 to 36 percent. Iusacell implemented digital service in all of its cell sites, rolled out a single cellular billing platform, and launched flat-rate pricing through its One Single Rate plan.

 . STET Hellas in Greece also ended the period with more than one million subscribers, adding nearly 107,000 in the quarter. The company's networks withstood recent earthquakes in Greece, processing calls even as volumes peaked at 2,300 percent above normal levels.

 . EuroTel Praha, Bell Atlantic's Czech operation, closed out the quarter with 858,000 customers.

                                     * * *

     Bell Atlantic is at the forefront of the new communications and information industry. With more than 43 million telephone access lines and more than 10 million wireless customers worldwide, Bell Atlantic companies are premier providers of advanced wireline voice and data services, market leaders in wireless services and the world's largest publishers of directory information. Bell Atlantic companies are also among the world's largest investors in high-growth global communications markets, with operations and investments in 23 countries.

     For further information on quarterly results, visit Bell Atlantic's Newsroom or Investor Information Websites (www.ba.com and www.bellatlantic.com/invest), or use Bell Atlantic's Fax on Demand service at 800-329-7310.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation
Reform Act of 1995.   The following important factors could affect future
results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; the final outcome of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, universal service, and unbundled network element and resale rates; the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets; the timing and profitability of our entry into the in-region long distance market; the success and expense of our remediation efforts and those of our suppliers, customers, joint ventures, noncontrolled investments, and interconnecting carriers in achieving Year 2000 compliance; the timing of, and regulatory or other conditions associated with, the completion of the merger with GTE and our ability to combine operations and obtain revenue enhancements and cost savings following the merger; and the timing of, and regulatory or other conditions associated with, the completion of the wireless transaction with Vodafone AirTouch, and the ability of the new wireless enterprise to combine operations and obtain revenue enhancements and cost savings.


                                      ###

BELL ATLANTIC CORPORATION
--------------------------------------------------
Consolidated Statements of Income - Reported Basis
--------------------------------------------------

                                                    (Dollars in Millions, except per share amounts)

                                      3 Mos. Ended  3 Mos. Ended                 9 Mos. Ended  9 Mos. Ended
Unaudited                               9/30/99       9/30/98      % Change         9/30/99      9/30/98       % Change
--------------------------------------------------------------------------------------------------------------------------
Operating Revenues
 Local services                     $    3,623     $    3,510        3.2         $  10,684   $   10,304          3.7
 Network access services                 1,973          1,893        4.2             5,905        5,742          2.8
 Long distance services                    455            489       (7.0)            1,370        1,465         (6.5)
 Ancillary services                        539            530        1.7             1,559        1,507          3.5
 Directory services                        500            485        3.1             1,666        1,618          3.0
 Wireless services                       1,182            980       20.6             3,292        2,780         18.4
 Other services                             32             23       39.1                90           73         23.3
                                    --------------------------------------------------------------------------------------
Total Operating Revenues                 8,304          7,910        5.0            24,566       23,489          4.6
                                    --------------------------------------------------------------------------------------

Operating Expenses
 Employee costs                          2,083          2,792      (25.4)            6,152        7,212        (14.7)
 Depreciation and amortization           1,557          1,470        5.9             4,602        4,326          6.4
 Other operating expenses                2,546          2,518        1.1             7,469        7,156          4.4
                                    --------------------------------------------------------------------------------------
Total Operating Expenses                 6,186          6,780       (8.8)           18,223       18,694         (2.5)
                                    --------------------------------------------------------------------------------------

Operating Income                         2,118          1,130       87.4             6,343        4,795         32.3
Income (loss) from
 unconsolidated businesses                  53           (459)    (111.5)              124         (462)      (126.8)
Other income and (expense), net             12             43      (72.1)               35           99        (64.6)
Interest expense                           309            359      (13.9)              939        1,032         (9.0)
Provision for income taxes                 700            362       93.4             2,074        1,470         41.1
                                    --------------------------------------------------------------------------------------
Income (Loss) from
 Continuing Operations                   1,174             (7)         -             3,489        1,930         80.8
Extraordinary item
 Early extinguishment of debt,
  net of tax                                 -             (1)         -                (6)         (24)       (75.0)
                                    --------------------------------------------------------------------------------------
Net Income (Loss)                        1,174             (8)                       3,483        1,906         82.7
 Redemption of investee
  preferred stock                            -              -                            -           (2)
                                    --------------------------------------------------------------------------------------
Net Income (Loss) Available to
  Common Shareowners                $    1,174     $       (8)         -         $   3,483   $    1,904         82.9
                                    ======================================================================================

Diluted Earnings (Loss) per Share   $       .74    $     (.01)         -         $    2.20   $      1.2         81.8
Weighted average number of
 common shares-assuming
  dilution (in millions)                 1,585           1,553                       1,583        1,577


Footnotes:
Diluted Earnings per Share include the dilutive effect of shares issuable under our stock-based compensation plans, which represent the only potential dilutive common shares.

BELL ATLANTIC CORPORATION
-------------------------
Earnings Reconciliations
-------------------------

                                                (Dollars in Millions, except per share amounts)

                                     3 Mos. Ended 9/30/99                       3 Mos. Ended 9/30/98
Unaudited                        Net Income       Diluted EPS              Net Income        Diluted EPS
---------------------------------------------------------------------------------------------------------
Reported Earnings (Loss)        $   1,174        $     .74                 $      (8)        $   (.01)
Adjustments:
 Transition costs                      27              .02                        31              .02
 Special pension enhancement            -                -                       502              .32
 Special charges                        -                -                       567              .36
                                -------------------------------------------------------------------------

Adjusted Earnings               $   1,201        $     .76                 $   1,092         $    .69
                                =========================================================================

Adjusted Growth                      10.0%            10.1%



                                     9 Mos. Ended 9/30/99                       9 Mos. Ended 9/30/98
Unaudited                        Net Income       Diluted EPS              Net Income        Diluted EPS
---------------------------------------------------------------------------------------------------------

Reported Earnings               $   3,483        $    2.20                 $   1,904         $    1.21
Adjustments:
 Transition costs                      59              .04                        65               .04
 Special pension enhancement            -                -                       670               .42
 Special charges                        -                -                       567               .36
                                -------------------------------------------------------------------------

Adjusted Earnings               $   3,542        $    2.24                 $   3,206         $    2.03
                                =========================================================================

Adjusted Growth                      10.5%            10.3%

BELL ATLANTIC CORPORATION
-----------------------------------------------------------------
Consolidated Statements of Income - Adjusted Basis - 3rd Quarter
-----------------------------------------------------------------


                                               (Dollars in Millions, except per share amounts)

                                                   3 Months Ended   3 Months Ended
Unaudited                                              9/30/99          9/30/98      % Change
----------------------------------------------------------------------------------------------
Operating Revenues
  Local services                                    $    3,623       $    3,510          3.2
  Network access services                                1,973            1,893          4.2
  Long distance services                                   455              489         (7.0)
  Ancillary services                                       539              530          1.7
  Directory services                                       500              485          3.1
  Wireless services                                      1,182              980         20.6
  Other services                                            32               23         39.1
                                                    ------------------------------------------
Total Operating Revenues                                 8,304            7,910          5.0
                                                    ------------------------------------------

Operating Expenses
  Employee costs                                         2,065 /1/        2,012 /4/      2.6
  Depreciation and amortization                          1,557            1,470          5.9
  Other operating expenses                               2,519 /2/        2,406 /5/      4.7
                                                    ------------------------------------------
Total Operating Expenses                                 6,141            5,888          4.3
                                                    ------------------------------------------

Operating Income                                         2,163            2,022          7.0
Income from unconsolidated businesses                       53               34 /6/     55.9
Other income and (expense), net                             12               (2)/6/        -
Interest expense                                           309              312 /6/     (1.0)
Provision for income taxes                                 718 /3/          649 /7/     10.6
                                                    ------------------------------------------
Income from Continuing Operations                        1,201            1,093          9.9
Extraordinary item
  Early extinguishment of debt, net of tax                   -               (1)           -
                                                    ------------------------------------------
Net Income                                               1,201            1,092         10.0
  Redemption of investee preferred stock                     -                -            -
                                                    ------------------------------------------
Net Income Available to
  Common Shareowners                                $    1,201       $    1,092         10.0
                                                    ==========================================

Diluted Earnings per Share                          $       .76      $       .69        10.1
Weighted average number of common
  common shares-assuming dilution (in millions)          1,585             1,574


Footnotes:
3rd Quarter 99
(1)     Excludes $18 million related to transition costs
(2)     Excludes $27 million related to transition costs
(3)     Excludes tax effects of items (1) and (2) above

3rd Quarter 98
(4) Excludes $777 million related to special pension enhancement and contracts and $3 million related to transition costs
(5) Excludes $49 million related to transition costs, $39 million related to international investments and $24 million related to video & other
(6) Excludes $485 million related to international investments and $10 million related to video & other
(7)     Excludes tax effects of items (4), (5) and (6) above

BELL ATLANTIC CORPORATION
--------------------------------------------------------
Consolidated Statements of Income - Adjusted Basis - YTD
--------------------------------------------------------


                                    (Dollars in Millions, except per share amounts)

                                                9 Months Ended   9 Months Ended
Unaudited                                           9/30/99          9/30/98       % Change
---------------------------------------------------------------------------------------------
Operating Revenues
  Local services                                $   10,684       $   10,304          3.7
  Network access services                            5,905            5,742          2.8
  Long distance services                             1,370            1,465         (6.5)
  Ancillary services                                 1,559            1,507          3.5
  Directory services                                 1,666            1,618          3.0
  Wireless services                                  3,292            2,780         18.4
  Other services                                        90               73         23.3
                                                ---------------------------------------------
Total Operating Revenues                            24,566           23,489          4.6
                                                ---------------------------------------------

Operating Expenses
  Employee costs                                     6,120/1/         6,152/4/       (.5)
  Depreciation and amortization                      4,602            4,326          6.4
  Other operating expenses                           7,404/2/         6,995/5/       5.8
                                                ---------------------------------------------
Total Operating Expenses                            18,126           17,473          3.7
                                                ---------------------------------------------

Operating Income                                     6,440            6,016          7.0
Income from unconsolidated businesses                  124               31/6/         -
Other income and (expense), net                         35               54/6/     (35.2)
Interest expense                                       939              985/6/      (4.7)
Provision for income taxes                           2,112/3/         1,884/7/      12.1
                                                ---------------------------------------------
Income from Continuing Operations                    3,548            3,232          9.8
Extraordinary item
  Early extinguishment of debt, net of tax              (6)             (24)       (75.0)
                                                ---------------------------------------------
Net Income                                           3,542            3,208         10.4
  Redemption of investee preferred stock                 -               (2)           -
                                                ---------------------------------------------
Net Income Available to
  Common Shareowners                            $    3,542       $    3,206         10.5
                                                =============================================

Diluted Earnings per Share                      $     2.24       $     2.03         10.3
Weighted average number of common
  common shares-assuming dilution (in millions)      1,583            1,577

Footnotes:
9 Mos. '99 YTD
(1)   Excludes $32 million related to transition costs
(2)   Excludes $65 million related to transition costs
(3)   Excludes tax effects of (1) and (2) above

9 Mos. '98 YTD
(4) Excludes $1,052 million related to special pension enhancement and contracts and $8 million related to transition costs
(5) Excludes $98 million related to transition costs, $39 million related to international investments and $24 million related to video & other
(6) Excludes $485 million related to international investments and $10 million related to video & other
(7)   Excludes tax effects of items (4), (5) and (6) above

BELL ATLANTIC CORPORATION
-------------------------------------------
Selected Financial and Operating Statistics
-------------------------------------------

                                                       (Dollars in Millions, except per share amounts)

                                                 3 Months Ended   3 Months Ended   9 Months Ended   9 Months Ended
Unaudited                                            9/30/99          9/30/98          9/30/99          9/30/98
------------------------------------------------------------------------------------------------------------------
Debt ratio-end of period                              57.2%            61.5%            57.2%            61.5%

Return on average common equity-adjusted basis        31.3%            31.7%            32.8%            31.8%

Return on average assets-adjusted basis                8.2%             7.9%             8.4%             7.8%

Book value per common share                    $      9.99      $      8.12      $      9.99      $      8.12

Cash dividends declared per common share       $       .385     $       .385     $     1.155      $     1.155

Common shares outstanding (in millions)
 End of period                                       1,553            1,552            1,553            1,552

Capital expenditures
 Domestic Telecom                              $     1,894      $     1,685      $     4,968      $     4,766
 Domestic Cellular                                     252              178              705              443
 Other                                                  30               74              143              212
                                               -------------------------------------------------------------------
 Total                                         $     2,176      $     1,937      $     5,816      $     5,421
                                               ===================================================================

Employees
 Domestic Telecom                                  128,039          124,971          128,039          124,971
 Other                                              14,777           14,779           14,777           14,779
                                               -------------------------------------------------------------------
 Total                                             142,816          139,750          142,816          139,750
                                               ===================================================================


BELL ATLANTIC CORPORATION
---------------------------
Consolidated Balance Sheets
---------------------------

                                                       (Dollars in Millions)

Unaudited                                                  9/30/1999                    12/31/1998                     $ Change
----------------------------------------------------------------------------------------------------------------------------------
Assets
 Current assets
  Cash and cash equivalents                            $       264                     $       237                   $       27
  Short-term investments                                        35                             786                         (751)
  Accounts receivable, net                                   6,929                           6,560                          369
  Inventories                                                  624                             566                           58
  Prepaid expenses                                             710                             522                          188
  Other                                                        335                             411                          (76)
                                                       ---------------------------------------------------------------------------
 Total current assets                                        8,897                           9,082                         (185)
                                                       ---------------------------------------------------------------------------
 Plant, property and equipment                              87,739                          83,064                        4,675
  Less accumulated depreciation                             49,380                          46,248                        3,132
                                                       ---------------------------------------------------------------------------
                                                            38,359                          36,816                        1,543
                                                       ---------------------------------------------------------------------------
 Investments in unconsolidated businesses                    5,919                           4,276                        1,643
 Other assets                                                5,847                           4,970                          877
                                                       ---------------------------------------------------------------------------
Total Assets                                           $    59,022                     $    55,144                   $    3,878
                                                       ===========================================================================


Liabilities and Shareowners' Investment
 Current liabilities
  Debt maturing within one year                        $     3,286                     $     2,988                   $      298
  Accounts payable and accrued liabilities                   6,550                           6,105                          445
  Other                                                      1,533                           1,438                           95
                                                       ---------------------------------------------------------------------------
 Total current liabilities                                  11,369                          10,531                          838
                                                       ---------------------------------------------------------------------------
 Long-term debt                                             17,463                          17,646                         (183)
                                                       ---------------------------------------------------------------------------
 Employee benefit obligations                                9,661                          10,384                         (723)
                                                       ---------------------------------------------------------------------------
 Deferred credits and other liabilities
  Deferred income taxes                                      3,469                           2,254                        1,215
  Unamortized investment tax credits                           203                             222                          (19)
  Other                                                        697                             551                          146
                                                       ---------------------------------------------------------------------------
                                                             4,369                           3,027                        1,342
                                                       ---------------------------------------------------------------------------
 Minority interest, including a portion subject to
  redemption requirements                                      450                             330                          120
                                                       ---------------------------------------------------------------------------
 Preferred stock of subsidiary                                 201                             201                            -
                                                       ---------------------------------------------------------------------------

 Shareowners' investment
  Common stock                                                 158                             158                            -
  Contributed capital                                       13,533                          13,368                          165
  Reinvested earnings                                        2,757                           1,371                        1,386
  Accumulated other comprehensive income (loss)                174                            (714)                         888
                                                       ---------------------------------------------------------------------------
                                                            16,622                          14,183                        2,439
  Less common stock in treasury, at cost                       632                             593                           39
  Less deferred compensation -
   employee stock ownership plans                              481                             565                          (84)
                                                       ---------------------------------------------------------------------------
 Total shareowners' investment                              15,509                          13,025                        2,484
                                                       ---------------------------------------------------------------------------
Total Liabilities and Shareowners' Investment          $    59,022                     $    55,144                   $    3,878
                                                       ===========================================================================

BELL ATLANTIC CORPORATION
-----------------------------------------------
Condensed Consolidated Statements of Cash Flows
-----------------------------------------------

                                                                            (Dollars in Millions)

                                                                      9 Months Ended   9 Months Ended
Unaudited                                                                9/30/99          9/30/98         $ Change
---------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
Net Income                                                          $     3,483         $  1,906         $  1,577
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                                        4,602            4,326              276
     Extraordinary items, net of tax                                          6               24              (18)
     (Income)/loss from unconsolidated businesses                          (124)             462             (586)
     Dividends received from unconsolidated businesses                       84              129              (45)
     Amortization of unearned lease income                                 (110)             (87)             (23)
     Deferred income taxes, net                                             632              (19)             651
     Investment tax credits                                                 (19)             (22)               3
     Other items, net                                                       122              232             (110)
     Changes in certain assets and liabilities, net of
       effects from acquisition/disposition of businesses                (1,271)             399           (1,670)
                                                                    -------------------------------------------------
Net cash provided by operating activities                                 7,405            7,350               55
                                                                    -------------------------------------------------

Cash Flows From Investing Activities
Net change in short-term investments                                        742              560              182
Additions to plant, property, and equipment                              (5,816)          (5,421)            (395)
Investments in unconsolidated businesses, net                              (872)            (529)            (343)
Proceeds from disposition of businesses                                     612               21              591
Other investing activities, net                                            (128)             (39)             (89)
                                                                    -------------------------------------------------
Net cash used in investing activities                                    (5,462)          (5,408)             (54)
                                                                    -------------------------------------------------

Cash Flows From Financing Activities
Proceeds from borrowings                                                    278            6,105           (5,827)
Principal repayments of borrowings and capital lease obligations           (716)            (506)            (210)
Early extinguishment of debt                                               (257)            (650)             393
Net change in short-term borrowings with
  original maturities of three months or less                               456           (4,562)           5,018
Proceeds from financing of cellular assets                                  380                -              380
Dividends paid                                                           (1,801)          (1,784)             (17)
Proceeds from sale of common stock                                          283              424             (141)
Purchase of common stock for treasury                                      (633)            (784)             151
Other financing activities, net                                              94              113              (19)
                                                                    -------------------------------------------------
Net cash used in financing activities                                    (1,916)          (1,644)            (272)
                                                                    -------------------------------------------------
Increase in cash and cash equivalents                                        27              298             (271)
Cash and cash equivalents, beginning of period                              237              323              (86)
                                                                    -------------------------------------------------
Cash and cash equivalents, end of period                            $       264         $    621     $       (357)
                                                                    =================================================

BELL ATLANTIC CORPORATION
----------------------------------------------
Domestic Telecom -- Selected Financial Results
----------------------------------------------

                                                       (Dollars in Millions)

                             3 Months Ended  3 Months Ended              9 Months Ended  9 Months Ended
Unaudited                       9/30/99          9/30/98      % Change       9/30/99         9/30/98      % Change
--------------------------------------------------------------------------------------------------------------------
Operating Revenues
 Local services                $    3,648    $    3,527          3.4        $  10,752     $   10,353         3.9
 Network access services            1,973         1,893          4.2            5,905          5,743         2.8
 Long distance services               455           489         (7.0)           1,370          1,465        (6.5)
 Ancillary services                   567           549          3.3            1,630          1,556         4.8
                               -------------------------------------------------------------------------------------
Total Operating Revenues            6,643         6,458          2.9           19,657         19,117         2.8
                               -------------------------------------------------------------------------------------

Operating Expenses
 Employee costs                     1,846         1,806          2.2            5,441          5,491        (0.9)
 Depreciation and amortization      1,388         1,313          5.7            4,087          3,862         5.8
 Other operating expenses           1,792         1,788          0.2            5,152          5,150           -
                               -------------------------------------------------------------------------------------
Total Operating Expenses            5,026         4,907          2.4           14,680         14,503         1.2
                               -------------------------------------------------------------------------------------

Operating Income               $    1,617    $    1,551          4.3        $   4,977     $    4,614         7.9
Operating Income Margin              24.3%         24.0%                         25.3%          24.1%

Operating Cash Flow            $    3,005    $    2,864          4.9        $   9,064     $    8,476         6.9
Operating Cash Flow Margin           45.2%         44.3%                         46.1%         44.3%


BELL ATLANTIC CORPORATION
---------------------------------------
Directory -- Selected Financial Results
---------------------------------------

                                                       (Dollars in Millions)

                             3 Months Ended  3 Months Ended              9 Months Ended  9 Months Ended
Unaudited                       9/30/99         9/30/98       % Change       9/30/99         9/30/98      % Change
--------------------------------------------------------------------------------------------------------------------
Operating Revenues             $      501    $      486          3.1        $   1,669     $     1,622        2.9
Operating Expenses
 Employee costs                        78            82         (4.9)             237             251       (5.6)
 Depreciation and amortization          8             9        (11.1)              27              26        3.8
 Other operating expenses             160           164         (2.4)             542             548       (1.1)
                               -------------------------------------------------------------------------------------
Total Operating Expenses              246           255         (3.5)             806             825       (2.3)
                               -------------------------------------------------------------------------------------

Operating Income               $      255    $      231         10.4       $      863      $      797        8.3
Operating Income Margin              50.9%         47.5%                         51.7%           49.1%

Operating Cash Flow            $      263    $      240          9.6       $      890      $      823        8.1
Operating Cash Flow Margin           52.5%         49.4%                         53.3%           50.7%

Footnotes:
The selected financial results for the segments noted above are presented on an adjusted basis and exclude the effects of special items. This presentation is not intended to follow GAAP prescribed segment reporting in all respects. Disclosure of segment information will appear in the company's SEC Form 10-Q for the quarter ended September 30, 1999.

Intercompany and intersegment transactions have not been eliminated.

BELL ATLANTIC CORPORATION
---------------------------------------
Domestic Telecom - Operating Statistics
---------------------------------------



                                           3 Months Ended  3 Months Ended            9 Months Ended   9 Months Ended
Unaudited                                     9/30/99          9/30/98     % Change      9/30/99         9/30/98       % Change
--------------------------------------------------------------------------------------------------------------------------------
Operating Statistics
Switched access lines in service (000)(1)
 Residence                                   26,738           25,946        3.1         26,738           25,946         3.1
 Business                                    15,484           14,848        4.3         15,484           14,848         4.3
 Public                                         517              522       (1.0)           517              522        (1.0)
                                         ---------------------------------------------------------------------------------------
Total                                        42,739           41,316 *      3.4         42,739           41,316 *       3.4
                                         ---------------------------------------------------------------------------------------

Voice grade equivalents (000)        (2)
 Residence                                   26,738           25,946        3.1         26,738           25,946         3.1
 Business                                    36,053           29,322       23.0         36,053           29,322        23.0
                                         ---------------------------------------------------------------------------------------
Total                                        62,791           55,268       13.6         62,791           55,268        13.6
                                         ---------------------------------------------------------------------------------------

BRI ISDN lines (000)                 (3)        577              502       14.9            577              502        14.9

Access minutes of use (M)                    45,737           43,883        4.2        135,595          128,841         5.2

Employees per 10,000 access lines    (4)       28.6             29.0       (1.4)          28.6             29.0        (1.4)

High Capacity and Digital Data

Data Revenue ($ in millions)
 Wideband transport                  (5) $      472    $         382       23.6      $   1,350       $    1,092        23.6
 Fast packet and other               (6)        183              143       28.0            508              377        34.7
 Data solutions                      (7)         94               75       25.3            240              199        20.6
                                         ---------------------------------------------------------------------------------------
Total Revenues                           $      749    $         600       24.8      $   2,098       $    1,668        25.8
                                         =======================================================================================
Data Volumes (000)
 DSO Equivalents                     (8)     21,608           15,192       42.2         21,608           15,192        42.2
                                         ---------------------------------------------------------------------------------------
 PRI ISDN                            (9)      1,086              721       50.6          1,086              721        50.6
 Frame Relay                         (9)        841              509       65.2            841              509        65.2
 ATM Cell Relay                      (9)        776              404       92.1            776              404        92.1



Footnotes:
(1)  Switched access lines include ISDN. Basic Rate Interface (BRI) ISDN is counted as one access line and Primary Rate Interface
     (PRI) is counted as 23 lines
(2)  Voice Grade Equivalents (VGEs) represent the combination of switched access lines and DSO equivalents, adjusted to avoid double counting of primary rate ISDN channels
(3)  Represents the number of Basic Rate Interface (BRI) lines counted as one acces line. Each BRI line consists of two 'B' channels that each operate at 64 kbps, and one 'D' channel that serves as a signaling channel directing voice & data transmissions
(4)  Calculated based on employees of telephone operations only
(5)  Includes circuit-based digital dedicated transport services such as Digital DSO, DS1, DS3 and Sonet-based services used to carry local and access traffic, both voice & data
(6)  Includes fast packet data transport services such as Frame Relay, SMDS and ATM. Also includes ISDN, ADSL and internet revenue
(7)  Revenues associated with our Data Solution - Retail business
(8)  Includes digital DS0 and above circuits (e.g. Digital DS0, DS1, DS3), including packet-based services, converted to a DSO or
     64kbps signal, the equivalent to one voice signal. DS1=24 DSOs, DS3=672 DSOs, OC3=2,106 DSOs, OC12=8,424 DSOs, OC48=33,696 DSOs
(9)  Volumes expressed as DSO equivalents

*Restated from amounts previously disclosed

BELL ATLANTIC CORPORATION
---------------------------------------
Global Wireless - Proportionate Results
---------------------------------------

                                              (Dollars in Millions, except subscriber amounts)

                                      3 Months Ended   3 Months Ended              9 Months Ended   9 Months Ended
Unaudited                                 9/30/99         9/30/98       % Change      9/30/99           9/30/98      % Change
------------------------------------------------------------------------------------------------------------------------------
Combined Global Wireless

Selected Financial Results
Revenues                            $      1,535     $      1,215          26.3      $     4,238     $      3,305      28.2
Operating income                    $        337     $        241          39.8      $       779     $        565      37.9
Operating cash flow           (1)   $        552     $        421          31.1      $     1,403     $      1,094      28.2

Selected Operating Data
Subscribers (000)                         10,551            7,878          33.9           10,551            7,878      33.9
Subscriber net adds in period (000)          608              549          10.7            1,710            1,429      19.7
POPs (000)                               183,783          180,497           1.8          183,783          180,497       1.8
------------------------------------------------------------------------------------------------------------------------------

Bell Atlantic Mobile          (2)

Selected Financial Results
Revenues                            $      1,069     $        903          18.4      $     3,003     $      2,558      17.4
Operating income                    $        262     $        234          12.0      $       650     $        619       5.0
Operating cash flow                 $        412     $        370          11.4      $     1,090     $      1,007       8.2

Selected Operating Data
Subscribers (000)                          6,873            5,914          16.2           6,873            5,914       16.2
Subscriber net adds in period (000)          267              207          29.0             671              558       20.3
Controlled POPs (000)                     57,849           57,190           1.2          57,849           57,190        1.2
------------------------------------------------------------------------------------------------------------------------------

PrimeCo Personal Communications (3)

Selected Financial Data
Revenues                            $         97     $         61          59.0     $       284     $        166       71.1
Operating income                    $        (22)    $        (42)         47.6     $       (91)    $       (153)      40.5
Operating cash flow                 $          9     $        (19)        147.4     $       (17)    $        (80)      78.8

Selected Operating Data
Subscribers (000)                            587              329          78.4             587              329       78.4
Subscriber net adds in period (000)           23               51         (54.9)            174              149       16.8
POPs (000)                                28,634           28,487           0.5          28,634           28,487        0.5
------------------------------------------------------------------------------------------------------------------------------

International Wireless Operations (4)

Selected Financial Data
Revenues                            $        369     $        251          47.0     $       951     $        581       63.7
Operating income                    $         97     $         49          98.0     $       220     $         99      122.2
Operating cash flow                 $        131     $         70          87.1     $       330     $        167       97.6

Selected Operating Data
Subscribers (000)                          3,091            1,635          89.1           3,091            1,635       89.1
Subscriber net adds in period (000)          318              291           9.3             865              722       19.8
POPs (000)                                97,300           94,820           2.6          97,300           94,820        2.6

Footnotes:
(1)  Operating cash flow equals operating income plus depreciation and amortization
(2)  Bell Atlantic Mobile results reflect consolidated results for all controlled markets
(3)  Represents 46.7% of total PrimeCo Personal Communications
(4)  Represents Bell Atlantic's proportionate share of International wireless investments including consolidated, equity method, and cost basis investments

This presentation is not intended to follow GAAP prescribed segment reporting in all respects.
Disclosure of segment information will appear in the company's SEC Form 10-Q for the quarter ended September 30, 1999.

Intercompany and intersegment transactions have not been eliminated.

BELL ATLANTIC CORPORATION
----------------------------------------
Bell Atlantic Mobile - Operating Results
----------------------------------------

                                                             (Dollars in Millions, except subscriber amounts)

                                            3 Months Ended   3 Months Ended            9 Months Ended   9 Months Ended
Unaudited                                       9/30/99          9/30/98     % Change      9/30/99          9/30/98     % Change
---------------------------------------------------------------------------------------------------------------------------------
Bell Atlantic Mobile                (1)

Selected Financial Results
Revenues                                        $  1,069        $     903        18.4      $  3,003        $   2,558       17.4
Less: Incollect revenues                        $     99        $      81        22.2      $    255        $     214       19.2
Less: Equipment revenues                        $     87        $      40       117.5      $    233        $     118       97.5
                                                ---------------------------------------------------------------------------------
Service revenues                                $    883        $     782        12.9      $  2,515        $   2,226       13.0
                                                ---------------------------------------------------------------------------------

Operating income                                $    262        $     234        12.0      $    650        $     619        5.0
Operating cash flow                             $    412        $     370        11.4      $  1,090        $   1,007        8.2
Operating cash flow margin          (2)               47%              47%                       43%              45%
Capital expenditures,                           $    252        $     178        41.6      $    705        $     443       59.1
 excluding acquisitions

Selected Operating Data
Subscribers (000)                                  6,873            5,914        16.2         6,873            5,914       16.2
Penetration                         (3)             11.9%            10.3%                     11.9%            10.3%
Subscriber net adds in period (000) (4)              267              207        29.0           671              558       20.3
Controlled POPs (000)               (5)           57,849           57,190         1.2        57,849           57,190        1.2
Owned POPs (000)                    (6)           55,952           55,306         1.2        55,952           55,306        1.2

Churn rate                                          1.93%            1.82%                     1.91%            1.80%
Total revenue per subscriber                    $  52.93        $   51.76         2.3      $  51.27        $   50.72        1.1
Service revenue per subscriber                  $  43.72        $   44.82        (2.5)     $  42.93        $   44.13       (2.7)
Cash expense per subscriber                     $  23.32        $   23.61        (1.2)     $  24.33        $   24.17        0.7
Acquisition cost per add            (7)         $    172        $     203       (15.3)     $    184        $     206      (10.7)



Footnotes:
(1)  Bell Atlantic Mobile results reflect consolidated results for all controlled markets
(2)  Operating cash flow margin is calculated by dividing operating cash flow by service revenues
(3)  Penetration is calculated by dividing subscribers by controlled POPs
(4)  Third quarter and year to date subscriber net additions include acquired subscribers of 33 and 17 for 1999 and 1998, respectively
(5)  Controlled POPs represent the total number of POPs for which Bell Atlantic Mobile has operating control
(6)  Owned POPs represent Bell Atlantic Mobile percentage ownership in all licensed markets
(7)  Acquisition cost per add includes commissions and loss on handsets.
       Third quarter 1999 excludes the favorable effect of a one-time year-to-date adjustment.

Certain reclassifications have been made to prior results to conform to current presentation